UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.	Other Events.

On March 15, 2007, Iron Mountain Nova Scotia Funding Company (“IM Nova Scotia”), a wholly owned subsidiary of Iron Mountain Incorporated (the “Company”), issued, through private placement, C$175,000,000 in aggregate principal amount of its 7-1/2% CAD Senior Subordinated Notes due 2017 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Company and certain of its wholly owned subsidiaries. The Company intends to use the net proceeds of this transaction to repay a portion of amounts outstanding under the Company’s existing term loan facility. The Notes were issued under a Senior Subordinated Indenture, dated as of December 30, 2002, by and among the Company, the guarantors named therein and The Bank of New York Trust Company, N.A. (the “BONY Trust”), as trustee, as supplemented by the Sixth Supplemental Indenture, dated as of March 15, 2007 (the “Supplemental Indenture”), by and among IM Nova Scotia, the Company and the other guarantors named therein and the BONY Trust, as trustee. The Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes were offered and sold only to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States pursuant to Regulation S under the Securities Act, including in Canada to accredited investors pursuant to National Instrument 45-106 - Prospectus and Registration Exemptions. The Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or applicable securities laws, and until so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are also exempt from the prospectus requirements of applicable Canadian securities laws and may not be resold in Canada except pursuant to a further exemption therefrom.

In connection with the sale of the Notes, IM Nova Scotia, the Company and the other guarantors entered into a registration rights agreement, dated as of March 15, 2007, with the initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, IM Nova Scotia, the Company and the other guarantors agreed to (1) cause a registration statement relating to notes to be filed with the United States Securities and Exchange Commission (the “Commission”) within 90 days after the date on which IM Nova Scotia, the Company and the other guarantors issued the Notes, (2) use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission on or prior to 180 days after the date on which IM Nova Scotia, the Company and the other guarantors issued the Notes, and (3) as soon as practicable following the effectiveness of such registration statement, commence an exchange offer through which the Company will exchange the Notes for freely tradable notes. IM Nova Scotia, the Company and the other guarantors are obligated to pay additional interest on the Notes if it does not satisfy certain of its obligations under the Registration Rights Agreement within the time periods specified therein. The Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

This Current Report on Form 8-K contains only a summary of certain provisions of the Supplemental Indenture and the Registration Rights Agreement. The summaries do not purport to be complete and are qualified in their entirety by reference to those documents.  The Registration Rights Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Registration Rights Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1
Sixth Supplemental Indenture, dated as of March 15, 2007, by and among Iron Mountain Nova Scotia Funding Company, Iron Mountain Incorporated and the other guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.

4.2
Registration Rights Agreement, dated as of March 15, 2007, between Iron Mountain Nova Scotia Funding Company, Iron Mountain Incorporated and the other guarantors named therein and the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Garry B. Watzke Name: Garry B. Watzke Title: Senior Vice President and General Counsel

Date: March 23, 2007